Exhibit 99.1

BJ's Restaurants Wins Two Gold Medals At The Great American Beer Festival

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--October 20, 2008--BJ's Restaurants, Inc. (NASDAQ:BJRI) announced today that gold medals were recently awarded for two of the Company’s proprietary craft beers at the Great American Beer Festival (GABF) in Denver, Colorado. BJ’s Oktoberfest was awarded a gold medal in the American-Style Amber Lager category. Additionally, a gold medal was awarded in the German-Style Wheat Ale category for a new, light-beer version of the popular BJ’s Harvest Hefeweizen called “I’m Half the Beer I Used to Be.” These two awards bring BJ’s gold medal count at the GABF to 11, and to 25 GABF medals overall since the Company’s first year of GABF participation in 1996.

“We are extremely proud of our craft brewing tradition and capabilities at BJ’s, and these two GABF gold medals are a testament to our continuing commitment to create unique, world-class craft beers for our guests,” said Alex Puchner, Senior Vice President of Brewery Operations. “While we are pleased to receive such recognition from the craft beer industry professionals on the GABF judging panels, ultimately it is the feedback from the guests in our restaurants that matters the most. BJ’s Oktoberfest was recently featured in all BJ’s Restaurants and quickly became the highest selling seasonal beer in the Company’s history. Our guests were telling us we had a winner with our Oktoberfest, and it turns out they were right.”

BJ’s Oktoberfest is available in BJ’s Restaurants this month while supplies last. The light version of BJ’s Harvest Hefeweizen is being considered for rollout to Company restaurants during 2009.

In addition to BJ’s award-winning handcrafted beer, all BJ's Restaurants feature an extensive menu that includes BJ's signature deep-dish pizza and famous Pizookie® dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

BJ's Restaurants, Inc. currently owns and operates 80 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (42), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 42 of our current 80 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ's Restaurants, Inc.
Matt Hood, 714-500-2400